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                                                                    Exhibit 11.1

                                  March 8, 2002

Board of Directors
Florida Savings Bancorp, Inc.
8181 Southwest 117th Street
Pinecrest, Florida 33156

     Re:  Florida Savings Bancorp, Inc.
          Registration Statement on Form SB-1

Ladies and Gentlemen:

     You have requested our opinion as special counsel to Florida Savings Bancorp, Inc., a Florida corporation (the "Corporation"), in connection with the above-referenced Registration Statement on Form SB-1 filed with the Securities and Exchange Commission on March 8 2002 ("Registration Statement"). The Registration Statement is being filed for the purpose of registering $5,000,000 of 4% Convertible Debentures, due March 31, 2009 (the "Debentures"). All capitalized terms not otherwise defined herein shall have the meaning as described in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (i) Copy of the Certificate of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Florida;

     (ii) Copy of the Bylaws of the Corporation, certified by the Secretary of the Corporation to be a true, correct and complete copy;

     (iii) Copies, certified by the Secretary of the Corporation to be true, correct and complete, of the resolutions duly adopted by the Board of Directors of the Corporation on October 9, 2001;

     (iv)  Copy of the Registration Statement; and

     (v) Specimen copy of the form of the Debentures, certified by the Secretary of the Corporation to be true and correct;

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Board of Directors
March 8, 2002
Page 2

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of the representatives of the Corporation and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above.

     Based upon and subject to the foregoing, and limited in all respects to matters of the corporate law of the State of Florida, it is our opinion that the Debentures will, when issued in accordance with their terms as described in Registration Statement at the time it becomes effective, constitute binding obligations of the Corporation.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,

                                        /s/ Muldoon Murphy & Faucette LLP

                                        MULDOON MURPHY & FAUCETTE LLP